Exhibit 99.2


                   [LETTERHEAD OF UNITED NATURAL FOODS, INC.]


FOR IMMEDIATE RELEASE
December 6, 2004

                         UNITED NATURAL FOODS ANNOUNCES
                           2004 ANNUAL MEETING RESULTS

Dayville, Connecticut - December 6, 2004 -- United Natural Foods, Inc. (Nasdaq:
UNFI) (the "Company") today announced the results of its Annual Meeting of Stockholders, held Wednesday, December 1, 2004 at the Company's corporate offices located at 260 Lake Road, Dayville, CT. Stockholders ratified the three proposals on the proxy statement: the adoption and approval of the 2004 Equity Incentive Plan, the continuing appointment of KPMG LLP as independent registered public accounting firm for fiscal 2005, and the re-election of three incumbent directors, Gordon D. Barker, Gail A. Graham and Thomas B. Simone, to serve as Class II directors until the Company's 2007 Annual Meeting of Stockholders. The Board presently consists of three classes of directors; each elected for a three-year term.

Stockholders can access a webcast replay of the annual meeting via the Investor Relations section of the Company's website at http://www.unfi.com. United Natural Foods will replay the webcast on their website through January 1, 2005.

About United Natural Foods

The Company carries and distributes over 35,000 products to more than 18,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. For more information on United Natural Foods, Inc., visit the Company's website at www.unfi.com.


UNITED NATURAL FOODS                FINANCIAL RELATIONS BOARD
Rick D. Puckett                     Joseph Calabrese  Vice
President, CFO and Treasurer        General Information (860)
779-2800                            (212) 827-3772

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's quarterly report on Form 10-K filed with the Commission on October 14, 2004, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.